Exhibit 23.1
Consent of independent registered public accounting firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-267843) of D-Wave Quantum Inc. of our report dated April 18, 2023 relating to the consolidated financial statements, which appears in D-Wave Quantum Inc.’s Annual Report on Form 10-K as of and for the year ended December 31, 2022.
>/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants Vancouver, Canada
April 18, 2023

PricewaterhouseCoopers LLP

Exhibit 23.1
PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7 T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca
“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.